                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2003
                                                --------------------------------

                             VendingData Corporation
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)

                                     Nevada
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

       000-25855                                           91-1696010
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employee Identification No.)

       6830 Spencer Street, Las Vegas, Nevada                  89119
--------------------------------------------------------------------------------
       (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (702) 733-7195
                                                   -----------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On April 17, 2003, VendingData Corporation (the "Company") engaged the firm of Piercy, Bowler, Taylor & Kern as its independent accountant. The Company's former independent accountant, James E. Scheifley, is a sole practitioner who has audited the Company's financial statements for the past five years, and pursuant to the Sarbanes-Oxley Act of 2002, is prohibited from auditing the Company's financial statements for the year ending December 31, 2003. Accordingly, on April 17, 2003, Mr. Scheifley declined to stand for re-election as the Company's independent accountant. Mr. Scheifley's report on the Company's financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, nor was such report modified as to uncertainty, audit scope, or accounting principles. The Company's decision to change accountants was recommended and approved by the Company's Audit Committee. There were no disagreements with Mr. Scheifley on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Mr. Scheifley's satisfaction, would have caused him to make reference to the subject matter of the disagreement(s) in connection with his report.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

                  Not Applicable.

(b) Pro Forma Financial Information.

                  Not Applicable.

(c) Exhibits.

          Exhibit 16.1 - May 2, 2003, Letter of James E. Scheifley.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            VENDINGDATA CORPORATION

Date: May 5, 2003        By:    /s/ Stacie L. Brown
                            ----------------------------------------------------
                            Stacie L. Brown, Attorney-in-Fact for Steven J. Blad
                            Its: President and Chief Executive Officer

                                       3